EXHIBIT 10.8.1

                                  MOTOR VEHICLE
               FLOOR PLANNING AGREEMENT AND SECURITY AGREEMENT

         THIS MOTOR VEHICLE FLOOR PLANNING AGREEMENT AND SECURITY AGREEMENT (the "Agreement") is made this 1st day of April, 1996, by and between the following parties:

         I. FIRST TEAM FORD, LTD., a Florida limited partnership ("Dealer"), whose principal place of business is 3786 Highway 17-92 South, Sanford, Florida 32771.

         II. COMERICA BANK, a Michigan banking corporation ("Bank"), whose address is 411 W. Lafayette Street, P. O. Box 75000, National Dealer Services - 3517, Detroit, Michigan 48275-3517.

                                    RECITALS:

         A. Dealer is engaged in the business of buying and selling new and used motor vehicles, trucks and chassis. For purposes hereof, the term "Vehicle(s)" shall mean new motor vehicles, trucks and chassis, but NOT used motor vehicles, trucks and chassis; however the term "Collateral" used herein shall include both new and used motor vehicles, trucks and chassis, including Demonstrators (as defined herein).

         B. Dealer wants Bank, and Bank agrees, to provide financial accommodations from time to time to Dealer, to be secured by security agreements covering personal property pursuant to the Uniform Commercial Code as adopted by the State of Florida, on the terms and conditions set forth below.

         In consideration of the mutual covenants and agreements contained in this Agreement, the parties agree as follows:

         1. RECITALS. The parties agree that the Recitals are true and correct and are hereby incorporated into and made a part of this Agreement.

         2. DEFINITIONS. In addition to other terms defined in this Agreement, the following defined terms shall be applicable:

                  (a) COLLATERAL shall mean all of Dealer's interest in and to accounts receivable, inventory (including but not limited to new, used and demonstrator Vehicles, parts and accessories), machinery, and equipment, including additions or accessions thereto and all cash or non-cash proceeds thereof with said proceeds to include but not be limited to insurance proceeds, chattel paper, accounts or assignment of accounts with said collateral. The term "Collateral" is defined with more particularity in the Security Documents (as defined herein).

                  (b) DEMONSTRATORS shall mean those Vehicles which Dealer has selected to be placed in service as demonstration, service rental or loaner vehicles.

                  (c) DEFAULT RATE shall mean an annual rate of interest to be determined by Bank, in its sole discretion, that is higher than the annual rate of interest charged by Bank to

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Dealer incident to the Facility, but does not exceed a per annum rate of Bank's prime rate (as announced by Bank from time to time) plus three percent (3%); and provided, in all events the Default Rate shall be lower than the Legal Rate.

                  (d) FACILITY shall mean the loan and credit facility between Bank and Dealer that is the subject matter of this Agreement.

                  (e) FACILITY DOCUMENTS shall mean the following instruments:

                           (1)      this Agreement; and

                           (2)      the Note (as defined herein); and

                           (3)      the Security Documents (as defined herein);
                                    and

                           (4)      the Guaranty (as defined herein); and

                           (5) any other instrument executed and delivered in connection with the Facility.

                  (f) GAAP shall mean, as of any applicable date of determination, generally accepted accounting principles consistently applied.

                  (g)      (intentionally deleted)

                  (h)      (intentionally deleted)

                  (i) INDEBTEDNESS shall mean all loans, advances, indebtedness, obligations and liabilities of Dealer to Bank under this Agreement, together with all other indebtedness, obligations and liabilities whatsoever of Dealer to Bank, whether matured or unmatured, liquidated or unliquidated, direct or indirect, absolute or contingent, joint or several, due or to become due, now existing or hereafter arising.

                  (j) LEGAL RATE shall mean the maximum rate of interest (including all payments determined by law to be in the nature of interest) permitted to be charged by applicable law, as amended from time to time.

         3. PURPOSE. The sole purpose of the credit facility provided for in this Agreement is to provide funding to Dealer for the financing of new motor vehicles to be obtained as inventory in Dealer's regular course of business (including limited use for Demonstrators as described herein).

         4. (intentionally deleted)

         5. MAXIMUM AGGREGATE ADVANCE. During the term of this Agreement, Bank shall make loans to Dealer on a revolving basis up to an aggregate principal amount outstanding, at any time, not to exceed that amount as may be determined by Bank from time to time ("Maximum Aggregate Advance"). The initial amount of the Maximum Aggregate Advance is TEN MILLION DOLLARS ($10,000,000.00). The amount of the Maximum Aggregate

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Advance shall not be reduced without the prior written understanding of Dealer.
However, see the provisions hereof where Bank may, for any reason in its sole and absolute discretion, elect to terminate the credit facility described herein, in which event the Maximum Aggregate Advance shall automatically become zero.

         6. CANCELLATION OF CREDIT FACILITY; DEMAND. Any provision in this Agreement or in any of the Facility Documents to the contrary notwithstanding, the credit facility extended hereunder may be canceled at any time by Bank at its election without notice; and in such event, the Note executed herewith, and all sums for which Dealer shall be indebted to Bank under this Agreement, plus interest, late charges and any other amounts due hereunder, shall become due and payable. In this regard, the continuing availability of the credit facility to Dealer is additionally subject to Bank's ongoing satisfaction with Dealer's use and repayment of the Indebtedness and Dealer's and guarantors' financial conditions. Bank may, at its option, with or without cause, and as determined by Bank in Bank's sole and absolute discretion, limit, suspend or cancel the availability of the credit facility to Dealer. Nothing contained in this Agreement or in any other documents shall in any way limit or restrict Dealer's obligation to repay all Indebtedness immediately upon demand by Bank, nor shall anything contained in this Agreement or in any of the documents restrict Bank's rights, with or without cause, to demand immediate payment of all Indebtedness. The demand nature of the loans hereunder shall not be deemed modified by reference in any related agreement to a default or an event of default. To the extent there is reference to a default or an event of default, such reference is for the purpose of permitting Bank to accelerate other indebtedness of Dealer, if any, not on a demand basis and/or to receive interest at the default rate. It is expressly agreed that Bank may exercise its demand rights hereunder whether or not a default or an event of default has occurred.

         7.       PROMISSORY NOTE AND SECURITY DOCUMENTS.

                  (a) Prior to the first advance under this Agreement, Dealer shall execute and deliver to Bank a Master Revolving Note, dated on or about the date of this Agreement, in form and content acceptable to Bank (the "Note") and such security agreement(s), security deed(s), mortgage(s) and/or other collateral document(s) (the "Security Documents") requested by Bank, in form and content acceptable to Bank, granting Bank a first priority lien and/or security interest in the Collateral described in the Security Documents. The term "Security Documents" shall also include the instruments more particularly described in the Recitals hereto, and at a minimum the Security Documents include the following instruments:

                           (1) Security Agreement (Accounts, Chattel Paper and Inventory);

                           (2)      Security Agreement (Equipment);

                           (3)      UCC-1 Financing Statements.

The Note shall evidence advances under this Agreement and be in a principal amount equal to the initial Maximum Aggregate Advance and shall be payable on demand. The Note shall bear interest and shall have such other terms and conditions as are set forth in the Note, including that the interest rate shall be a per annum rate that is the sum of: (i) the Bank's prime rate from time to time in effect, plus (ii) zero percent (0.0 %), with the Bank's "prime rate" is that annual rate of interest so designated by the Bank and which is changed by the

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Bank from time to time; provided, however, that Bank shall periodically offer
Dealer, on a monthly basis, the ability to elect a per annum interest rate that is the sum of: (i) the then thirty (30) day LIBOR rate (as announced from time to time) plus (ii) two hundred thirty (230) basis points.

                  (b) From time to time, in the exercise of Bank's sole and absolute discretion, there may be an increase in the Maximum Aggregate Advance, and in such event, Dealer shall, if requested by Bank, promptly execute and deliver to Bank a new Note in the principal amount of the increased Maximum Aggregate Advance; provided, however, that Dealer shall remain liable for payment to Bank on demand (and with interest and upon the other terms as are in the Note) of all outstanding amounts advanced under this Agreement whether or not in excess of the face amount of the Note. Nothing contained in this Agreement shall be construed to obligate Bank to advance in excess of the Maximum Aggregate Advance nor affect Bank's right to limit advances.

                  (c) Dealer agrees that until all Indebtedness is paid hereunder, Bank may in its sole discretion (however, Bank agrees it will not make this request unless Dealer is in default hereunder) require Dealer to have Bank listed on all Florida motor vehicle titles as the lienholder on all Vehicles which constitute Collateral under this Agreement, and may also require Dealer to deliver all certificates of title, certificates of ownership, manufacturer's certificates or statements of origin or other documents or evidence of title to Bank for Collateral purposes. Dealer agrees to execute such documents as are necessary in order to designate Bank (or Bank's designee) for purposes of this Section. Dealer authorizes Bank at Dealer's expense to complete, execute, or otherwise deal with any certificate of title regarding any Vehicle that is subject to this Agreement which Bank deems appropriate, and Dealer appoints Bank as Dealer's attorney-in-fact to execute any such certificate of title or titles (including any application for a duplicate or lost certificate of title) in Dealer's name and to perform all other acts which Bank deems appropriate to provide deal with any such certificate of title.

         8.       (intentionally deleted)

         9. ASSIGNMENT BY DEALER OF SALES PROCEEDS. Dealer hereby assigns to Bank, and authorizes Bank, in its own name, or in the name of Dealer, to do any and all things necessary and proper to effectuate all of Dealer's rights and interest in and to any of the proceeds of sales (including vehicle holdbacks, incentives and rebates) becoming payable with respect to any of the Collateral under each and every sale; provided, however, that Dealer shall have the right to receive the proceeds and rentals so long as no uncured default under this or any other agreement held by Bank occurs. Dealer shall not make any other assignment of its rights and interest in such sale proceeds or rentals. In the event that there exists between Dealer and any manufacturer or distributor a repurchase agreement as to any of the Collateral, Dealer agrees, upon request, to assign, convey or transfer its rights to such agreement to Bank.

         10.      ADVANCES.

                  (a) Advances under this Agreement may be made by Bank on one or more of the following bases:

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                           (1)      On Dealer's behalf to manufacturers,
                                    distributors or other sellers
                                    of Vehicles to Dealer;

                           (2) Directly to Dealer for the purpose of Dealer's acquisition or holding of Vehicle inventory; or

                           (3) On Dealer's behalf to a third party which has previously financed
                                    Dealer's Vehicle inventory.

                  (b) Bank is authorized, and requested by Dealer, to deal directly with manufacturers, distributors or other sellers of Vehicles in arranging payment on Dealer's behalf. In addition to other advances which may be made by Bank, Bank may make advances under this Agreement to manufacturers, distributors or other sellers of Vehicles where Bank is obligated to that party on Dealer's behalf to make the advance, even if Dealer has requested Bank not to make the advance. Bank may rely upon any invoice or advice from any manufacturer, distributor or other seller of Vehicles as being correct in all respects. Bank is relieved and released from any responsibility or liability for the correctness, sufficiency, validity or authenticity of any invoice or other instrument presented to it for payment or for the existence, quantity, quality, condition, identity, packing, value, title, delivery or any other aspect of the property purported to be represented by any such invoice or other instrument.

                  (c) Bank will establish in writing, from time to time, the procedures, documentation and eligibility requirements for Dealer to obtain an advance, including without limit the makes, models, types and age of Vehicles eligible for advances, and the amount to be advanced for each eligible Vehicle.

         11.      REQUIRED PAYMENTS BY DEALER.

                  (a) Notwithstanding that Dealer's obligations under this Agreement are payable upon demand, in order to maintain required collateralization of its obligations under this Agreement, as each Vehicle upon which Bank has made an advance is sold or otherwise disposed of by Dealer, Dealer agrees to pay immediately to Bank, without the need for demand by Bank, the amount of the outstanding advance by Bank on that Vehicle. Failure to make this payment the sooner of: (i) the second (2nd) business day after the Cash Receipt Date (as that term is defined in subsection (c) below) or (ii) ten (10) days after the sale of the Vehicle, shall constitute a monetary default hereunder without the need for any notice from Bank to Dealer; and Dealer specifically acknowledges that a failure of Bank to enforce its rights and remedies available to Bank as a result of such default shall not constitute a waiver by Bank of Bank's ability to enforce its rights and remedies thereafter for that or any other default. Also, Dealer acknowledges and agrees that the foregoing payment privilege shall not be available if Dealer is in default under this Agreement, and in such event Dealer agrees that Bank has the right, to be exercised in Bank's sole discretion, to shorten the foregoing payment privilege on a day-to-day basis up to and including the requirement that Dealer make payment to Bank on the date that each Vehicle upon which Bank has made an advance is sold or otherwise disposed of by Dealer. Also, see the provisions of:
(i) this Section below and (ii) in the Section hereof as to Demonstrators, regarding certain required curtailments.

                  (b) In addition to any other payment required under this Agreement or any related document, in the event that, in the determination of Bank, the value of any Vehicle

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upon which an advance has been made becomes reduced or the prospect of its sale is diminished, Bank may require Dealer to pay all or a portion of the advance attributable to that Vehicle prior to its sale.

                  (c) The date upon which Dealer has cumulatively received all or substantially all of the cash or non-cash proceeds from the sale or other disposition of the Vehicle, which shall include but not be limited to cash, check, sight draft, assignment of customer rebates, qualification for dealer incentives, insurance proceeds, and any trade-in vehicle (both from consumers and other dealers), is hereinafter referred to as the "Cash Receipt Date" or "Cash Receipted".

                  (d) In the event that the payment for the Vehicle is not received by Bank within five (5) days following the Cash Receipt Date of the Vehicle, Bank may (in addition to pursuing its remedies herein and in the Facility Documents as a result of such default), at its option, impose a late charge or fee against Dealer in the sum of $5.00 per Vehicle per day beginning on the fifth (5th) day following the Cash Receipt Date of the Vehicle for each day until Bank is paid.

                  (e) With respect to any Vehicle that is sold and not Cash Receipted and which remains unpaid at Bank on the tenth (10th) day following the sale of the Vehicle, Bank may, at its option (in addition to pursuing its remedies herein and in the Facility Documents as a result of such default), impose a late charge or fee against Dealer in the sum of $5.00 per Vehicle per day beginning on the tenth (10th) day following the sale of the Vehicle for each day until Bank is paid.

                  (f) After any new Vehicle has been in Dealer's inventory of new Vehicles for three hundred sixty-five (365) days, that Vehicle shall be curtailed at the rate of two percent (2%) per month for the next twelve (12) months, with payment in full with regard to that Vehicle due at the end of the twenty-fourth (24th) month after that Vehicle has been in Dealer's inventory of new Vehicles.

         12. INSPECTION OF DEALER BY BANK. Dealer hereby confirms, understands and agrees that, so often as determined necessary by Bank in its sole discretion, Bank shall be permitted to perform both: (i) floor plan audits of all motor vehicles and other inventory subject to any security interest or lien in favor of Bank, which audits will usually be performed about once a month; and
(ii) financial audits of Dealer, which audits will usually be performed about twice a year. All such audits may be conducted by Bank, at any time and from time to time during normal business hours, without notice, and Bank shall have the right to inspect, audit or otherwise examine the Collateral and Dealer's books and records and may enter upon all premises where the same is kept.

         13. GRANT OF SECURITY INTEREST. Notwithstanding anything to the contrary herein contained, Dealer, in order to secure any and all Indebtedness now owing or hereafter owing Bank, whether such Indebtedness arises as a part of the transactions contemplated by this Agreement or otherwise, grants to Bank a purchase money (as applicable with regard to any funding under the Facility where the proceeds are used to purchase any part of the Collateral) and first priority lien (security interest) upon all of the Collateral to be security for all Indebtedness, including guaranteed obligations, if any, of Dealer to Bank as set forth in this Agreement or otherwise. This grant of a security interest is additionally to secure collectively

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the payment by Dealer of the amounts of all advances or obligations to advance made by Bank to any manufacturer, distributor, or other seller, on behalf of Dealer, including any initial loan advances, and at Dealer's direction, and the interest, fees, and costs due thereon. Incorporated by reference herein are any documents identifying the Collateral financed by Bank, including documents evidencing floor plan advances. The term "inventory" shall include, but not be limited to, Dealer's inventory of new and used automobiles, trucks and other motor vehicles, and accessories and additions thereto, and also Dealer's inventory of new and used parts and accessories.

         14. USE AND PROTECTION OF COLLATERAL.

                  (a) Dealer shall have possession of the Vehicles financed under this Agreement (or otherwise included in the Collateral) for the purpose of exhibition and sale in the ordinary course of business. All proceeds received by Dealer from the sale or other disposition of any Vehicle which is Collateral shall be deemed held by Dealer in trust for Bank until delivery of the proceeds is made to Bank.

                  (b) Dealer will maintain in good condition the Vehicles financed under this Agreement and the Collateral, without waste, and free from encumbrance other than in favor of Bank and will not use Collateral or permit it to be removed from Dealer's above address (or such other address as may be set forth in any of the Security Documents) for any purpose without the prior written consent of Bank, and shall comply with all requirements for the maintenance, protection, use and removal of the Collateral and all other obligations set forth in the Security Documents. Notwithstanding the foregoing, Dealer may permit Vehicles, at any one time, to be temporarily removed from Dealer's address above for use as demonstration, service rental or loaner vehicles, for promotional display or for installation of accessories or other modifications; provided, however, that any Vehicle modifications shall not adversely affect the value of the Vehicle or Bank's security interest in the Vehicle.

                  (c) Dealer shall at all times keep the Collateral free from all taxes, liens and encumbrances, except those in favor of Bank. Any sums of money that may be paid by Bank in release or discharge thereof, or for insurance coverage on the Collateral if Dealer fails to arrange for such coverage or otherwise, shall be an additional part of the Indebtedness secured hereunder and shall be paid on demand. Dealer shall not mortgage, pledge, grant or create any other security interest in the Collateral and shall not transfer or otherwise dispose of said Collateral out of the ordinary course of Dealer's business without the consent of Bank until the payment of the Indebtedness hereunder. Transactions in the ordinary course of business shall include trade-ins and replacements of furniture, fixtures and equipment used in the ordinary course of business. Any and all cash proceeds of any sale of Collateral shall be fully accounted for, and promptly paid to Bank, to be applied to the payment of the Indebtedness secured hereunder. Notwithstanding the foregoing, Dealer may create any such lien incident to any and all forms of "purchase money financing" regarding the acquisition of new assets other than Inventory; provided, that this provision does not waive or alter any of the other covenants contained herein; and provided, further, that Dealer must advise Bank in writing of such lien within ten (10) business days after such lien is created.

         15. DEMONSTRATORS. Dealer agrees that Bank may limit the number of Demonstrators (and Bank hereby limits the number of Demonstrators to thirty
(30)) and that Bank may establish other requirements for Demonstrators. Dealer shall maintain records at the premises

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where the Collateral is to be kept evidencing which Vehicles are being used as
Demonstrators. Dealer agrees to immediately notify Bank as to any Vehicles which are to be classified or used as Demonstrators. Bank has the right, on demand, to secure an immediate curtailment for the reduction of the debt due to Bank for any Vehicle that is a Demonstrator, is damaged, is aged or has its value impaired, which determination of any of the foregoing shall be made by Bank in its sole discretion; and provided, further, in all events all Demonstrators shall be curtailed at the rate of two percent (2%) of vehicle cost per month beginning the first (1st) month after the Demonstrator is placed in service.

         16.      PREPAYMENT.

                  (a) Dealer may prepay, in whole or part, from time to time, its outstanding Indebtedness under this Agreement.

                  (b) Subject to compliance with each of the following terms, Dealer from time to time may reborrow in the aggregate an amount equal to or less than the total sums prepaid, up to the unfunded portion of the Maximum Aggregate Advance then available:

                           (1)      There exists a sufficient number of
Vehicles in Dealer's inventory eligible for advances under this Agreement (subject to no liens or encumbrances except to Bank), the manufacturer's invoice value (or Dealer's actual cost, whichever is lesser) of which is equal to or greater than the sum of Dealer's outstanding indebtedness to Bank under this Agreement, plus the amount of reborrowing requested;

                           (2)      No money is past due from Dealer to Bank
pertaining to any Vehicle, unless the reborrowing is used to pay this past due money; and

                           (3)      Dealer is not in default under this
Agreement or under any other document now or later in effect between Bank and Dealer, regardless of whether Bank has given notice of default or taken any action on the default.

Any reborrowing shall be deemed to be an advance under this Agreement and subject to the terms of this Agreement and all related loan documents.

                  (c) Advances by Bank shall be made to Dealer's account at Bank or at any other financial institution or shall be applied against Dealer's indebtedness to Bank, as designated on the request for advance. Reborrowing shall be requested by submission of a request for advance in the following form:

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                             REBORROWING CERTIFICATE
                                       AND
                               REQUEST FOR ADVANCE

         The undersigned ("Dealer") requests an advance in the amount of ______________________________________________________ Dollars
($_______________________) under the Motor Vehicle Floor Planning Agreement and Security Agreement dated ______________________, 199___ between Dealer and Comerica Bank ("Bank"), as amended, renewed, extended or substituted (the "Agreement"). Dealer warrants and certifies as follows:

1. There is presently outstanding under the Agreement (including any pending requests for advances under the Agreement) the principal sum of

$-----------------------------;

2. There exists a sufficient number of [new] Vehicles (as defined in the Agreement) the invoice value of which is equal to or greater than the sum of Dealer's outstanding indebtedness to Bank under the Agreement, plus the amount of reborrowing requested under the Agreement;

3. No money is past due and owing from Dealer to Bank due to the sale of any Vehicle;

4. Dealer is not in default under the Agreement or under any other document now in effect between Bank and Dealer, regardless of whether Bank has given notice of default or taken any action on the default; and

5.       The advance shall be disbursed as follows in compliance with the
Agreement:

         -------------------------------------------------------------

         Dated this _______ day of __________________, 19___.

                                 (Dealer signs)

                  (d) Dealer and Bank, at various times, may be parties to a Corporate Cash Management Service Agreement ("Service Agreement") providing for a Controlled Disbursement Account (the "Account"). Dealer authorizes Bank to fund the Account, on a daily basis if necessary, by advancing under this Agreement to the extent of Dealer's prepayments available for reborrowing under this Section. Dealer understands that checks to be paid through the Account will not be paid unless funds in an amount sufficient to pay those checks are then available for reborrowing in compliance with this Section to enable Bank to advance those funds to the Account. Advances by Bank under this Section to the Account will be considered a reborrowing by Dealer. Dealer agrees that checks to be submitted for payment through the Account will not be issued by Dealer unless sufficient funds are available in compliance with this Section to pay all issued checks. Dealer at all times is responsible for having sufficient available funds at Bank to pay all checks to be paid through the Account, whether these funds are advanced under this Agreement or otherwise. Dealer understands

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that the Service Agreement relating to the Account may be canceled by Bank at any time upon written notice to Dealer, notwithstanding anything contrary in the Service Agreement. A copy of the Service Agreement may be attached to this Agreement by Bank at any time the Service Agreement is in effect between Dealer and Bank, although the failure to attach it shall not affect its validity or the effectiveness of this paragraph.

                  (e) If Dealer is in default under this Agreement or under any other document now or later in effect between Bank and Dealer, Bank reserves the right to apply the prepaid funds generally against Dealer's Indebtedness to Bank, or against Indebtedness related to specific Vehicles, as Bank determines.

         17. DEALER FINANCIAL INFORMATION.

                  (a) BANK'S RELIANCE. Dealer acknowledges that it has furnished Bank with certain financial or business information in order to induce Bank to enter into this Agreement and upon which Bank has relied in doing so, and Dealer certifies that all such information is complete and accurate in all respects. Dealer shall furnish Bank, promptly upon request by Bank, any additional financial or business information concerning Dealer or Dealer's operations, prospects or management, or concerning any guarantor or affiliate of, or other entity related to, Dealer, in such form and with such certifications and frequency as may be required by Bank including, but not limited to, financial statements, tax returns or other governmental or regulatory reports. Dealer understands that Bank will rely on such information.

                  (b) ANNUAL AUDITED FINANCIAL STATEMENTS. From the date hereof until all of the Indebtedness is paid in full and Dealer has performed all of its obligations under all documents evidencing or securing the Indebtedness, Dealer covenants and agrees that it will furnish to Bank, in form and reporting basis satisfactory to Bank, not later than one hundred twenty (120) days after the close of each fiscal year of Dealer, beginning with Dealer's fiscal year for the fiscal year preceding the fiscal year in which this Agreement is entered into, financial statements of Dealer (which statements may be on a consolidated basis with affiliated entities if Dealer's financial statements are reflected separately as part of the consolidated financial statements) containing the balance sheet of Dealer as of the close of each such fiscal year, statements of income and retained earnings and a statement of cash flows for each such fiscal year and such other comments and financial details as are usually included in similar reports. Such reports shall be prepared in accordance with GAAP by independent certified public accountants of recognized standing selected by Dealer and acceptable to Bank, shall be audited, and shall contain unqualified opinions as to such financial statements. Further, in addition to the foregoing audited financial statements for Dealer, there shall also be provided the same quality audited financial statements for First Team Management, Inc., a Florida corporation, as well as all other First Team Management, Inc. affiliated automobile dealership entities. In lieu of audited financial statements, Mealey Holdings, Inc., a Florida corporation, shall provide a copy of its annual income tax return, and Donald C. Mealey shall provide an unaudited personal financial statement.

                  (c) BANK'S USE OF INFORMATION. The review, audit, approval, inspection or examination by Bank of any item under the terms of this Agreement is for either the accuracy or sufficiency of such item or the quality or suitability of such item for its intended use. Any such review, audit, approval, inspection or examination by Bank is for the sole purpose of protecting Bank's interest in the Collateral or Bank's other interests under this Agreement and

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is not for the benefit or protection of Dealer or any third party. Dealer further agrees that Bank shall have no obligation to provide Dealer in writing or orally with the results of any review, audit, approval, inspection or examination by Bank. Dealer further agrees that if Bank discloses the results of any review, audit, approval, inspection or examination by Bank, this disclosure is for the sole protection of Bank's interests under this Agreement, does not constitute an agreement by Bank to any further disclosures and shall not be deemed to create a warranty or representation by Bank as to the accuracy, sufficiency or any other aspect of the disclosure.

                  (d) TAX RETURNS. From the date hereof until all of the Indebtedness is paid in full and Dealer has performed all of its obligations under all documents evidencing or securing the Indebtedness, Dealer covenants and agrees that it will provide to Bank no later than ten (10) days following the due date (including valid extensions) true and correct copies of all United States income tax returns for Dealer. Dealer shall cause the person responsible for submitting any such United States income tax return to the Internal Revenue Service to submit a copy of such return directly to Bank simultaneously with the submission to the Internal Revenue Service.

                  (e) MONTHLY REPORTING - REQUIRED. From the date hereof until all of the Indebtedness is paid in full and Dealer has performed all of its obligations under all documents evidencing or securing the Indebtedness, Dealer covenants and agrees that it will furnish to Bank, in form and reporting basis satisfactory to Bank, within fifteen (15) days after the close of each calendar month, with the following items:

                           (1)      FINANCIAL REPORTS.  Internally prepared
financial statements of Dealer.

                           (2)      STATEMENT SUBMISSION CERTIFICATE, INCLUDING
NO DEFAULT CERTIFICATE. A fully completed Statement Submission Certificate as of the end of such month. This certificate shall be executed by the chief executive or chief financial officer. This Statement Submission Certificate shall be in the following form:

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                                                       Page 11

                        STATEMENT SUBMISSION CERTIFICATE

                  The undersigned hereby warrants and represents that, to the best of the undersigned's belief and knowledge, as of the date of the execution of this certificate, there does not exist any default, or event or condition which with the giving of notice or passage of time, or both, would cause a default or event of default in any agreement between_____________, a Florida corporation ("Dealer") and Comerica Bank ("Bank"), including without limitation any default in any financial covenant contained in any agreement between Dealer and Bank.

                  The undersigned further warrants and represents that the attached financial statement of Dealer dated___________ has been prepared in accordance with generally accepted accounting principles and, except as set forth below, was prepared on a basis consistent with the financial statements previously submitted by Dealer to Bank. The attached financial statement contains all adjustments necessary for a fair presentation of the financial condition of Dealer as of the statement date and the results of its operations for the period then ended. To the best of the undersigned's belief and knowledge, there is no set of facts existing or which will come into existence with the passage of time which would cause a material misstatement of either the financial condition or results of operation for Dealer. The financial statements may be relied upon by Bank when considering the extension or renewal of credit to Dealer and its affiliates.

                           (3)      CALCULATION OF NEW VEHICLE EQUITY.  A
calculation of New Vehicle Equity, certified by the chief executive or chief financial officer.

         18. (intentionally deleted)

         19. FRANCHISES, LICENSES AND PERMITS. Dealer shall do or cause to be done all things necessary to preserve and keep in full force and effect Dealer's rights and franchises and comply with all applicable laws; continue to conduct and operate its businesses substantially as conducted and operated during the present and preceding calendar year; at all times maintain, preserve and protect all franchises and trade names and preserve all the remainder of its property and keep the same in good repair, working order and condition; and from time to time make, or cause to be made, all needed and proper repairs, renewals, replacements, betterments and improvements thereto so that the business carried on in connection therewith may be properly and advantageously conducted at all times.

         20. NOTICE OF MATERIAL ADVERSE CHANGE. Dealer agrees to promptly notify Bank in writing of any existing or anticipated material adverse change in Dealer's financial condition, properties, business operations or prospects, or of any Event of Default or Default. Dealer further agrees to promptly notify Bank in writing of any litigation or administrative proceeding initiated or threatened against it, which in either case, if adversely determined, would cause a material adverse change in its financial condition, properties, business operations or prospects. Dealer covenants and agrees that it will promptly furnish to Bank such other information regarding the operations, business affairs and financial condition of Dealer as Bank may reasonably request from time to time and permit Bank, its employees, attorneys and agents, to inspect all of the books, records and properties of Dealer at any reasonable time.

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                                                 Page 12


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         21. COMPLIANCE. Dealer agrees to comply with all federal, state and local laws, regulations, ordinances or rules applicable to the existence, ownership and operation of Dealer's business.

         22. MAINTENANCE OF CURRENT OWNERSHIP. Dealer agrees to provide Bank with one hundred (120) days prior written notice of any proposed change in majority ownership of Dealer. It shall be a default hereunder if Dealer or a controlling portion of its voting stock or a substantial portion of its assets comes under the practical, beneficial or effective control of one or more persons other than Donald C. Mealey by reason of merger, consolidation, sale or purchase of stock or assets or otherwise (however, not including the death of Donald C. Mealey).

         23. CHANGE OF CURRENT OFFICERS. Dealer agrees to provide Bank with written notice of any change in the officers or key management personnel of Dealer within three (3) business days after the change occurs.

         24. MAINTAIN NEW VEHICLE EQUITY. From the date hereof until the Indebtedness is paid in full and Dealer has performed all of its other obligations hereunder, Dealer covenants and agrees that it will not allow Dealer's Vehicle Equity regarding new vehicles to be less than the following amounts:

                  at closing through 12/31/96            $250,000.00
                  1/1/97 through 12/31/97                $400,000.00
                  1/1/98 and thereafter                  $600,000.00.

For purposes of the foregoing, the term "Vehicle Equity" shall mean, as of any applicable date of determination the "first in, first out" book value of new vehicle inventory, including Demonstrators (but specifically excluding any vehicle used in the computation of Used Vehicle Equity, if applicable), adjusted as follows:

                  (a)      plus:

                           (1) C.I.T. from sales of new vehicle inventory, and

                           (2) A.R.V. from sales of new vehicle inventory, and

                           (3)      any positive cash book balance of Dealer;

                  (b)      less all of the following:

                           (1) the outstanding principal balance of the indebtedness owed to Bank with regard to any vehicle included in the computation of Vehicle Equity, together with the outstanding principal balance of the indebtedness owed to Bank with regard to any vehicle not included in the computation of Vehicle Equity, but which remains owing to Bank (and this is the net amount owing as adjusted for any balance in the Excess Payment Account, as the Excess Payment Account is defined and used by Bank incident to its accounting and recordkeeping with regard to the Facility), and

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                                                        Page 13

                           (2) any negative cash book balance of Dealer, and

                           (3) any third party liens or claims against or affecting any of the assets included in the computation of Vehicle Equity.

The following definitions shall be used for purposes of the above:

         A.R.V. shall mean the book value of accounts receivable not over thirty
(30) days old from date of sale arising from sales of new or used vehicles (unless older accounts receivable are otherwise agreed upon by Bank in writing), and which otherwise is an Eligible Account.

         C.I.T. shall mean contracts in transit not over fifteen (15) days old from date of sale arising from sales of new or used vehicles, and which otherwise is an Eligible Account.

         ELIGIBLE ACCOUNT Shall mean an account that must meet the following as of the date of the computation:

                  (a) Such account arose in the ordinary course of the business of Debtor out of either (1) a bona fide sale of inventory by the Debtor, and in such case such inventory has in fact been delivered to, and accepted and retained by, the appropriate account debtor or the sale has otherwise been consummated in accordance with such order, or (2) services performed by the Debtor under an enforceable contract, and in such case such services have in fact been performed for the appropriate account debtor in accordance with such contract. Such accounts shall not include: (i) advances to or debts owed by employees of any Debtor; (ii) installment debts and notes receivable incident to the sale of inventory financed by any Debtor; (iii) receivables from manufacturers or distributors of inventory to any Debtor; or (iv) finance receivables.

                  (b) Such account represents a legally valid and enforceable claim which is due and owing to the Debtor by such account debtor and for such amount as is represented by the Debtor to Bank, such account is due and payable not more than thirty (30) days from the delivery of the related inventory, or the performance of the related services, giving rise to such account and not more than thirty (30) days have passed since the invoice date corresponding to such account.

                  (c) The unpaid balance of such account as represented by the Debtor to Bank is not subject to any defense, counterclaim, set off, contra account, credit, allowance or adjustment by the account debtor because of returned, inferior or damaged inventory or services, or for any other reason, except for customary discounts allowed by Debtor in the ordinary course of business for prompt payment, and there is no agreement between Debtor, the related account debtor and any other person for any rebate, discount, concession or release of liability, in whole or in part.

                  (d) The transactions leading to the creation of such account comply with all applicable local, state and federal laws and regulations.

                  (e) The Debtor has granted to Bank a perfected security interest in such account (as an item of the Collateral) prior in right to all other persons, and such account has not been sold, transferred or otherwise assigned by the Debtor to any person, other than Bank.

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                                                        Page 14

                  (f) If such account is represented by any note, trade acceptance, draft or other negotiable instrument or by any chattel paper, then upon request of Bank, such instrument must be endorsed and delivered by the Debtor to Bank on or prior to such account's inclusion.

                  (g) The Debtor has not received, with respect to such account, any notice of any of the following events by or against such account debtor: the death, dissolution, liquidation, termination of existence, insolvency, business failure, appointment of a receiver for any part of the property of, assignment for the benefit of creditors by, or the filing of a petition in bankruptcy or the commencement of any proceeding under any bankruptcy or insolvency laws against.

                  (h)      The account debtor on such account is not:

                           (1) an Affiliate of any Debtor, except in the ordinary course of business,

                           (2)      the United States of America or any
                                    department, agency, or instrumentality
                                    thereof,

                           (3) a citizen or resident of any jurisdiction other than one of the United States, except in the ordinary course of business, or

                           (4) an account debtor whom Bank has, in the exercise of such Bank's reasonable discretion, determined to be (based on such facts as Bank deems reasonably appropriate) an ineligible account debtor and as to which Bank has notified the Debtor.

         25. SUBCHAPTER S DISALLOWANCE. If Dealer is an S Corporation for purposes of Federal income taxation, Dealer shall cause any principals of Dealer to repay to Dealer the financial impact of any S Corporation deductions or benefits disallowed by the Internal Revenue Service.

         26. CONDITIONS TO CLOSING. The obligations of Bank under this Agreement, and the obligations of Bank to enter into the Facility, are subject to the occurrence, prior to or simultaneously with either (i) the execution and entering into of this Agreement or (ii) the entering into of the Facility, of each of the following conditions, any or all of which may be waived in whole or in part by Bank in writing.

                  (a) DOCUMENTS EXECUTED AND FILED. Dealer shall have executed (or caused to be executed) and delivered to Bank and, as appropriate, there shall have been filed or recorded with such filing or recording offices as Bank shall deem appropriate, all documents determined by Bank to be necessary to evidence the obligations of the Facility and of the Indebtedness, and the security given incident to such matters, including without limitation the Facility Documents.

                  (b) CERTIFIED RESOLUTIONS. If Dealer is a Legal Entity, Dealer shall have furnished to Bank a copy of resolutions of the Board of Directors, or Partners, or Members, or such other body as is applicable, of Dealer authorizing the execution, delivery and

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                                                       Page 15
performance of this Agreement and of the transactions described in and contemplated by this Agreement, which shall have been certified by the Secretary or Assistant Secretary (or other appropriate individual) of Dealer as being complete, accurate and in effect. The foregoing shall also apply to any Legal Entity that is acting as a guarantor of any of the Indebtedness. The term "Legal Entity" shall mean any corporation, limited liability company, limited partnership, or other form of business that is required to register, or file annual reports, or take other similar action, with the State Corporation Commission (or equivalent governmental authority) in the state of its organization.

                  (c) CERTIFICATE OF GOOD STANDING. Any Dealer that is a Legal Entity shall have furnished to Bank a certificate of good standing with respect to Dealer, which shall have been certified by the State Corporation Commission (or equivalent governmental authority) of the state of its organization as of a date within thirty (30) days of the date hereof. The foregoing shall also apply to any Legal Entity that is acting as a guarantor of any of the Indebtedness.

                  (d) CERTIFICATE OF INCUMBENCY. If Dealer is a Legal Entity, that Dealer shall have furnished to Bank a certificate of the Secretary or Assistant Secretary (or other appropriate individual) of Dealer, certified within thirty (30) days of the date hereof, as to the incumbency and signatures of the officers (or other appropriate individuals) of Dealer signing this Agreement, any notes or other evidences of indebtedness and any documents contemplated or delivered under this Agreement. The foregoing shall also apply to any Legal Entity that is acting as a guarantor of any of the Indebtedness.

                  (e) UCC LIEN SEARCH. Bank shall have received UCC record and copy searches, evidencing the appropriate filing and recording of those UCC-1 Financing Statements that are part of the Security Documents, and disclosing no notice of any liens or encumbrances filed against any of the Collateral other than as may have been previously approved in writing by Bank.

                  (f) CASUALTY INSURANCE. Dealer shall have furnished to Bank, in form, content and amounts and with companies satisfactory to Bank, casualty insurance policies with loss payable clauses in favor of Bank relating to the assets and properties (including, but not limited to, the Collateral) of Dealer.

                  (g) OPINION OF DEALER'S COUNSEL. Dealer shall have furnished to Bank the favorable written opinion of legal counsel to Dealer, in form and content satisfactory to legal counsel to Bank.

                  (h) APPROVAL OF BANK COUNSEL. All actions, proceedings, instruments and documents required to carry out the transactions contemplated by this Agreement or incidental thereto and all other related legal matters shall have been satisfactory to and approved by legal counsel for Bank, and said counsel shall have been furnished with such certified copies of actions and proceedings and such other instruments and documents as they shall have reasonably requested.

                  (i) FICTITIOUS NAME FILINGS. Dealer shall have properly filed all fictitious name filings with the Florida Department of State for all fictitious names and tradenames under which Dealer does business.

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                                                  Page 16

                  (j) BANK'S COSTS. Dealer shall be responsible for the payment of all of Bank's costs incurred incident to this Agreement and the closing of the transactions contemplated by this Agreement, including without limitation the fees and costs of Bank's legal counsel.

         27. DEALER'S REPRESENTATIONS AND WARRANTIES. Dealer represents and warrants to Bank (on a continuing basis from the date hereof until the Indebtedness has been paid in full and Dealer has performed all of its other obligations hereunder) that:

                  (a)      EXISTENCE AND POWER.

                           (1)      Dealer is a limited partnership duly
organized, validly existing and in good standing under the laws of the state of Florida;

                           (2)      Dealer has the power and authority to own
its properties and assets and to carry out its business as now being conducted and is qualified to do business and in good standing in every jurisdiction wherein such qualification is necessary; and

                           (3)      Dealer has the power and authority to
execute, deliver and perform this Agreement, to borrow money in accordance with its terms, to execute, deliver and perform the Notes and other documents contemplated hereby, to grant to Bank liens and security interests in the Collateral as hereby contemplated and to do any and all other things required of it hereunder.

                  (b) AUTHORIZATION AND APPROVALS. The execution, delivery and performance of this Agreement, the borrowings hereunder, the execution, delivery and performance of the Facility Documents (a) have been duly authorized by all requisite corporate action of Dealer, (b) except for UCC filings, do not require registration with or consent or approval of, or other action by, any federal, state or other governmental authority or regulatory body, or, if such registration, consent or approval is required, the same has been obtained and disclosed in writing to Bank, (c) will not violate any provision of law, any order of any court or other agency of government, the partnership agreement of Dealer, any provision of any indenture, note, agreement or other instrument to which Dealer is a party, or by which it or any of its properties or assets are bound, (d) will not be in conflict with, result in a breach of or constitute (with or without notice or passage of time) a default under any such indenture, note, agreement or other instrument, and (e) will not result in the creation or imposition of any lien, charge or encumbrance of any nature whatsoever upon any of the properties or assets of Dealer other than in favor of Bank and as contemplated hereby.

                  (c) VALID AND BINDING AGREEMENT. This Agreement and each of the other Facility Documents will be, when delivered, valid and binding obligations of Dealer.

                  (d) ACTIONS, SUITS OR PROCEEDINGS. There are no actions, suits or proceedings, at law or in equity, and no proceedings before any arbitrator or by or before any governmental commission, board, bureau, or other administrative agency, pending, or, to the best knowledge of Dealer, threatened against or affecting Dealer or any properties or rights of Dealer, which, if adversely determined, could materially impair the right of Dealer to carry on business substantially as now conducted or could have a material adverse effect upon the financial condition of Dealer.

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                                                        Page 17

                  (e) NO LIENS, PLEDGES, MORTGAGES OR SECURITY INTERESTS. Except for such liens that are clearly disclosed on the financial statements or otherwise have been approved in writing by Bank, none of Dealer's assets and properties, including without limit the Collateral, are subject to any mortgage, pledge, lien, security interest or other encumbrance of any kind or character, except for such liens that are disclosed on the financial statements or in filings with the Florida Department of State.

                  (f) ACCOUNTING PRINCIPLES. All non-consolidated, consolidated and consolidating balance sheets, earnings statements and other financial data furnished to Bank for the purposes of, or in connection with, this Agreement and the transactions contemplated by this Agreement, have been prepared in accordance with GAAP, and do or will fairly present the financial condition of Dealer as of the dates, and the results of their operations for the periods, for which the same are furnished to Bank. Without limiting the generality of the foregoing, all financial statements have been prepared in accordance with GAAP (except as disclosed therein) and fairly present the financial condition of Dealer as of the dates, and the results of its operations for the fiscal periods, for which the same are furnished to Bank. Dealer has no material contingent obligations, liabilities for taxes, long-term leases or unusual forward or long-term commitments not disclosed by, or reserved against in, the financial statements.

                  (g) FINANCIAL CONDITION. Dealer is solvent, able to pay its debts as they mature, has capital sufficient to carry on its business and has assets the fair market value of which exceed its liabilities, and Dealer will not be rendered insolvent, undercapitalized or unable to pay maturing debts by the execution or performance of this Agreement, the Guaranty or the other documents contemplated hereby. There has been no material adverse change in the business, properties or condition (financial or otherwise) of Dealer since the date of the latest of any financial statements submitted to Bank.

                  (h) TAXES. Dealer has filed by the due date therefor (or has had properly and timely extended the due date for any such filing) all federal, state and local tax returns and other reports it is required by law to file, has paid or caused to be paid all taxes, assessments and other governmental charges that are shown to be due and payable under such returns, and has made adequate provision for the payment of such taxes, assessments or other governmental charges which have accrued but are not yet payable. Dealer has no knowledge of any deficiency or assessment in connection with any taxes, assessments or other governmental charges not adequately disclosed in the financial statements provided to Bank.

                  (i) COMPLIANCE WITH LAWS. Dealer has complied with all applicable laws, to the extent that failure to comply would materially interfere with the conduct of the business of Dealer.

                  (j) INDEBTEDNESS. Except as clearly reflected in financial statements provided to Bank prior to the entering into of this Agreement, Dealer does not have any indebtedness for money borrowed or any direct or indirect obligations under any leases (whether or not required to be capitalized under GAAP) or any agreements of guarantee or surety except for the endorsement of negotiable instruments by Dealer in the ordinary course of business for deposit or collection, except as disclosed to Bank in writing prior to signing this Agreement.

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                                                         Page 18

                  (k) MISREPRESENTATION. No warranty or representation by Dealer contained herein or in any certificate or other document furnished by Dealer pursuant hereto contains any untrue statement of material fact or omits to state a material fact necessary to make such warranty or representation not misleading in light of the circumstances under which it was made. There is no fact which Dealer has not disclosed to Bank in writing which materially and adversely affects nor, so far as Dealer can now foresee, is likely to prove to affect materially and adversely the business, operations, properties, prospects, profits or condition (financial or otherwise) of Dealer or ability of Dealer to perform this Agreement.

         28.      DEFAULT; REMEDIES.

                  (a) EVENTS OF DEFAULT. The occurrence of any of the following events shall constitute an Event of Default and Default under this Agreement and under the Facility:

                           (1)      FAILURE TO PAY MONIES DUE. If Dealer
shall fail to pay, when due, any principal or interest on the Note or any other amount payable by Dealer under this Agreement, the Note, incident to any of the Indebtedness, or otherwise due under any of the Facility Documents.

                           (2)      MISREPRESENTATION. If any warranty or
representation of Dealer in connection with or contained in this Agreement, or if any financial data or other information now or hereafter furnished to Bank by or on behalf of Dealer, shall prove to be false or misleading in any material respect.

                           (3)      NONCOMPLIANCE. If Dealer shall fail to
perform in the time and manner required any of its obligations and covenants under, or shall fail to comply with any of the provisions of, this Agreement or any other agreement with Bank to which it may be a party or of any of the Facility Documents.

                           (4)      OTHER DEFAULTS. If Dealer shall default
in the payment when due of any of its indebtedness (other than to Bank) or in the observance or performance of any term, covenant or condition in any agreement or instrument evidencing, securing or relating to such indebtedness, and such default be continued for a period sufficient to permit acceleration of the indebtedness, irrespective of whether any such default shall be forgiven or waived or there has been acceleration by the holder thereof.

                           (5)      BUSINESS SUSPENSION, BANKRUPTCY, ETC. If
Dealer shall voluntarily suspend transaction of its business; or if Dealer shall not pay its debts as they mature or shall make a general assignment for the benefit of creditors; or proceedings in bankruptcy, or for reorganization or liquidation of Dealer under Bankruptcy Code or under any other state or federal law for the relief of debtors shall be commenced by Dealer, or shall be commenced against Dealer, if not voluntarily commenced, shall not be discharged within thirty (30) days of commencement; or a receiver, trustee or custodian shall be appointed for Dealer or for any substantial portion of their respective properties or assets.

                           (6)      CHANGE OF MANAGEMENT OR OWNERSHIP. If
Dealer or a controlling interest in Dealer or a substantial portion of its assets comes under the practical, beneficial or effective control of one or more persons other than Donald C. Mealey, whether by reason of

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                                                      Page 19
merger, consolidation, sale or purchase of stock or assets or otherwise (however, not including the death of Donald C. Mealey).

                           (7)      INSOLVENCY.  If Dealer becomes insolvent.

                           (8)      DISSOLUTION. If Dealer is the subject of
a dissolution, merger or consolidation with another Legal Entity.

                           (9)      TERMINATION OF INSTRUMENTS. If there is
any termination, notice of termination, or breach of any guaranty, pledge, collateral assignment or subordination agreement relating to all or any part of the Indebtedness.

                  (b) INTEREST RATE UPON DEFAULT. Upon the occurrence of an Event of Default, and until such Event of Default is cured, Bank shall be permitted to establish and charge a Default Rate of interest on the Facility.

                  (c)      REMEDIES UPON DEFAULT.

                          (1)       NON-MONETARY DEFAULT. Upon the
occurrence of an Event of Default or Default described herein which does not involve the failure to pay a monetary amount when due (be it principal, interest or otherwise) and which is not cured by Dealer nor waived by Bank within thirty
(30) days after the earlier of the date of notice to Dealer by Bank of such Event of Default or Default or the date Bank is notified pursuant to Dealer's obligations under this Agreement, of such Event of Default or Default, then all Indebtedness shall be due and payable in full immediately at the option of Bank without presentation, demand, protest, notice of dishonor or other notice of any kind, all of which are hereby expressly waived, except as may be specifically provided for in this Agreement. Further, if such non-monetary default can not be cured within said thirty (30) day period, then Dealer shall continue to pursue the cure of such default with due diligence and provide Bank every ten (10) days with a written report setting forth the actions being taken by Dealer to cure such non-monetary default and Dealer's progress in achieving such cure.

                           (2)      MONETARY DEFAULT.

                                    (A) FAILURE TO REMIT UPON DISPOSITION OF
VEHICLE. See the Section hereof entitled REQUIRED PAYMENTS BY DEALER. That section sets forth certain time periods within which Dealer is required to remit payments to Bank upon the disposition of a Vehicle. In the event of a default by Dealer under these provisions, Bank shall not be required to provide any notice or curative period, and in such event all Indebtedness shall be due and payable in full immediately at the option of Bank without presentation, demand, protest, notice of dishonor or other notice of any kind, all of which are hereby expressly waived. However, Bank agrees that if a floorplan audit reveals that a Vehicle was sold and not timely paid off solely due to a clerical or administrative mistake, then such shall not be a default hereunder if Dealer cures the mistake by the following business day.

                                    (B) OTHER THAN FAILURE TO REMIT UPON
DISPOSITION OF VEHICLE. Upon the occurrence of an Event of Default which does involve the failure of Dealer to pay a monetary amount when due to Bank (other than as set forth in subparagraph (A) immediately above), all Indebtedness shall be due and payable in full immediately at the option of Bank

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                                                        Page 20
without presentation, demand, protest, notice of dishonor or other notice of any kind, all of which are hereby expressly waived, except as may be specifically provided for in this Agreement. Notwithstanding the foregoing, Dealer shall be given five (5) business days in which to cure any such monetary default upon receipt of notice by Dealer. However, once Bank has given three (3) such notices in any three hundred sixty-five (365) day period, then Bank shall no longer be required to provide written notice and a five (5) business day curative period for monetary defaults.

                                    (3) REMEDIES UPON UNCURED DEFAULT AND
ACCELERATION. In the event of the acceleration of the Indebtedness as described in Subsections (a) and (b) immediately above, then unless all of the Indebtedness is then immediately fully paid, Bank shall have and may exercise any one or more of the rights and remedies for which provision is made for a secured party under the UCC, under the Security Agreements, or under any other document contemplated hereby or for which provision is provided by law or in equity, including, without limitation, the right to take possession and sell, lease or otherwise dispose of any or all of the Collateral and to set off against the Indebtedness any amount owing by Bank to Dealer and/or any property of Dealer in possession of Bank. Dealer agrees, upon request of Bank, to assemble the Collateral and make it available to Bank at any place designated by Bank which is reasonably convenient to Bank and Dealer. Additionally, Dealer shall be responsible for and shall repay on demand all of Bank's collection expenses and legal expenses incurred as a result of the default. Further, in such event, Bank may take immediate possession of said Collateral, including any attachments, keys, starting and entry devices and the like, without demand or notwithstanding anything contained in this Section to the contrary, without further notice and without legal process.

                                    (4) APPLICATION OF PROCEEDS AFTER DEFAULT.
All of the Indebtedness shall constitute one loan secured by Bank's security interest in the Collateral and by all other security interests, mortgages, liens, claims, and encumbrances now and from time to time hereafter granted from Dealer to Bank. Upon the occurrence of an Event of Default which is not cured within the cure period, if any, provided herein Bank may in its sole discretion apply the Collateral to any portion of the Indebtedness. The proceeds of any sale or other disposition of the Collateral authorized by this Agreement shall be applied by Bank, first upon all expenses authorized by the UCC or otherwise in connection with the sale and all reasonable attorneys' fees and legal expenses incurred by Bank; the balance of the proceeds of such sale or other disposition shall be applied in the payment of the Indebtedness, first to all costs and expenses (including attorneys fees and costs as provided for herein) regarding the administration of the Facility and the Collateral and the enforcement of Banks' rights and remedies hereunder, then to interest, then to principal, then to other Indebtedness and the surplus, if any, shall be paid over to Dealer or to such other person or persons as may be entitled thereto under applicable law. Dealer shall remain liable for any deficiency, which Dealer shall pay to Bank immediately upon demand.

                                    (5) CUMULATIVE REMEDIES. The remedies
provided for herein are cumulative to the remedies for collection of the Indebtedness as provided by law, in equity or by any mortgage, trust deed, security deed, security agreement or other document contemplated hereby. Nothing herein contained is intended, nor shall it be construed, to preclude Bank from pursuing any other remedy for the recovery of any other sum to which Bank may be or become entitled for the breach of this Agreement by Dealer.

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                                                       Page 21

         29. ABSOLUTE DISCRETION. Any consent given, determination or decision made, or action taken by Bank under this Agreement shall be given, made or taken in Bank's sole and absolute discretion, unless expressly provided otherwise in this Agreement or otherwise required by law. The foregoing includes, without limitation, the demand nature of the Note.

         30. SUCCESSORS AND ASSIGNS. This Agreement shall bind and inure to the benefit of the parties, their representatives, heirs, devisees, successors and assigns. Notwithstanding the above, Dealer has no right of assignment absent prior written consent of Bank.

         31. CHOICE OF LAW. This Agreement shall be governed by the laws of the State of Florida. Provided, further, with regard to the enforcement of security interests encumbering any portion of the Collateral located outside of the State of Florida, then the laws of the state where such portion of the Collateral is located shall be applicable for the purpose of enforcement of the security interests.

         32. NO WAIVER. No failure to exercise, and no delay in exercising, on the part of Bank, any right under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other further exercise thereof or the exercise of any other right. The rights of Bank under this Agreement, under the Note and under the Security Documents, shall be in addition to all other rights provided by law. No modification or waiver of any provision of this Agreement, the Note or any Security Documents, nor consent to departure from them, shall be effective unless in writing signed by the parties and no such consent or waiver shall extend beyond the particular case and purpose involved. No notice or demand given in any case shall constitute a waiver of the right to take other action in the same, similar or other instances without such notice or demand.

         33. SAVINGS CLAUSE. It is the intention of the parties that this Agreement be construed and interpreted in such a manner so as to be valid under applicable law. Any provision of this Agreement prohibited by law shall be ineffective to the extent of such prohibition without invalidating the remaining provisions of this Agreement.

         34. ENTIRE AGREEMENT. Except as otherwise provided or referred to in this Agreement, there are no other agreements or understandings, either oral or in writing, between the parties affecting this Agreement or relating to any of the subject matters covered by this Agreement. This Agreement cancels and supersedes all previous agreements between the parties that relate to any matters covered in this Agreement provided, however, that no debts or obligations previously incurred by either party shall be affected. This Agreement may be amended only in writing and signed by both parties. There are no promises or agreements, oral or otherwise, inducing entry into this Agreement, except as expressly set forth herein.

         35. TRANSACTIONAL TAXES. In the event that any of the transactions herein contemplated shall at any time be subject to any form of tax such as a documentary stamp tax or intangible tax, incident to the transactions contemplated herein, together with any penalties and interest thereon, Dealer agrees to pay such tax, penalties and interest when due or to immediately reimburse Bank in the event that Bank is required to pay such tax. This covenant shall survive the repayment in full of any amounts owing hereunder to Bank.

         36. NOTICES. All notices required under this Agreement shall be in writing and deemed to have been given when delivered by hand or the date of delivery by Federal Express

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                                                      Page 22

(or other nationally recognized delivery service). Notices shall be addressed to the parties at their respective addresses set forth above or at such other address as a party may notify the other of in accordance with this Section. If any party is a legal entity (such as a corporation or limited partnership or limited liability company) organized, or qualified to do business, in the state(s) of their organization and in which they are conducting business operations, then a permissible address for any such party shall be the address of that party or its registered agent as reflected on the records of the Department of State (or other similar governmental authority) for the state of their organization or the state in which they are conducting business operations and registered to do business.

         37. ACCEPTANCE. This Agreement is not effective until accepted by Bank at its main office in Detroit, Michigan.

         38. FURTHER ACTS AND ASSURANCES. Dealer will do all acts and execute all instruments of further assurance as shall be reasonably required by Bank to do or effectuate for the purpose of fully carrying out and effecting this Agreement and its intent, and shall furnish all documents that Bank shall reasonably request. When requested, Dealer also agrees to do all things necessary to perfect Bank's security for the direct assignment of fleet sale proceeds and factory buyback agreements.

         39. ACCOUNT MAINTENANCE CHARGE. Upon execution of this Agreement, and annually thereafter, Dealer shall pay Bank annually in advance an account maintenance charge in an amount equal to ZERO PERCENT (0.0%) of the amount of the Maximum Aggregate Advance. Such fee shall be non-refundable and earned upon receipt. It is expressly understood and agreed that the assessment and payment of such annual fee shall not in any way alter or affect the right of Bank to demand payment of all advances at any time, the right of Bank to discontinue or modify advances at any time, or Dealer's right to repay its obligations hereunder at any time, all as more particularly set forth herein.

         40. ATTORNEYS' FEES. Dealer agrees that it will pay all costs and expenses of Bank, including without limit reasonable attorneys fees and all expenses even if not taxable court costs (whether in-house or outside counsel is used and whether such costs and expenses are incurred in formal or informal collection actions, arbitration, post-judgment proceedings, federal bankruptcy proceedings, probate proceedings, on appeal or otherwise), in connection with
(i) seeking to collect any amounts owing under this Agreement, (ii) defending Bank's security interests and liens, (iii) the enforcement of Bank's rights and remedies under this Agreement, or (iv) the preparation or making of any amendments, modifications, waivers or consents with respect to this Agreement or the other documents contemplated hereby. Attorneys' fees include paralegal fees, expert witness fees, investigative fee, administrative costs, and all other reasonable charges billed by the attorney to the prevailing party.

         41. INSURANCE. Dealer will insure the Collateral against loss, damage or destruction due to fire or physical damage and shall procure and maintain liability insurance against all liability for bodily injury or damage to property in such form and amount as Bank may reasonably require, including, but not limited to, naming Bank as loss payee. Copies of such policies will be provided to Bank upon request. Dealer grants to Bank a security interest in any proceeds of insurance affecting the Collateral. If Dealer fails to maintain satisfactory insurance as herein provided, Bank shall have the option to do so, and Dealer agrees to repay Bank upon demand, with interest at the Default Rate, all amounts so expended by Bank.

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                                                        Page 23

         42. TAXES. From the date hereof until all of the Indebtedness is paid in full and Dealer has performed all of its obligations under all documents evidencing or securing the Indebtedness, Dealer covenants and agrees that it will pay promptly and within the time that they can be paid without late charge, penalty or interest all taxes, assessments and similar imposts and charges of every kind and nature lawfully levied, assessed or imposed upon Dealer or its property, except to the extent being contested in good faith and, if requested by Bank, bonded in an amount and manner satisfactory to Bank. If Dealer shall fail to pay such taxes and assessments within the time they can be paid without penalty, late charge or interest Bank shall have the option to do so, and Dealer agrees to repay Bank upon demand, with interest at the Default Rate, all amounts so expended by Bank.

         43. SURVIVAL OF WARRANTIES. All of Dealer's covenants, agreements, representations and warranties made in connection with this Agreement and any document contemplated hereby shall survive the borrowing and the delivery of the Notes hereunder and shall be deemed to have been relied upon by Bank, notwithstanding any investigation heretofore or hereafter made by Bank. All statements contained in any certificate or other document delivered to Bank at any time by or on behalf of Dealer pursuant hereto or in connection with the transactions contemplated hereby shall constitute representations and warranties by Dealer in connection with this Agreement.

         44. PAYMENTS ON SATURDAYS, ETC. Whenever any payment to be made hereunder shall be stated to be due on a Saturday, Sunday or any other day which is not a business day, such payment may be made on the next succeeding business day, and such extension, if any, shall be included in computing interest in connection with such payment.

         45. BUSINESS DAYS. The term "business days" shall not include any Saturday, Sunday, or any banking holiday whereby nationally chartered banks are closed for business.

         46. BINDING EFFECT. This Agreement shall inure to the benefit of and shall be binding upon the parties hereto and their respective successors and assigns; provided, however, that Dealer may not assign or transfer its rights or obligations hereunder without the prior written consent of Bank.

         47. MAINTENANCE OF RECORDS. Dealer will keep all of its records concerning its business operations and accounting at its principal place of business. Dealer will give Bank prompt written notice of any change in its principal place of business, or in the location of its records.

         48. INTERPRETATION. When the context in which the words are used in this Agreement indicates that such is the intent, words in the singular shall include the plural and vice versa. The table of contents, article or section titles, captions and abbreviations contained in this Agreement are for convenience only and shall not be deemed a part of this Agreement.

         49. ARMS LENGTH; AMBIGUITIES. The parties acknowledge that all terms of this Agreement are negotiated at arms length, and that each party, being represented by counsel, is acting to protect its own interest. The terms and conditions of this Agreement are the product of mutual draftsmanship by both parties, each being represented by counsel, and any ambiguities in this Agreement or any documentation prepared pursuant to or in connection

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                                                         Page 24
with this Agreement shall not be construed against any of the parties because of draftsmanship.

         50. TANGIBLE NET WORTH COVENANT. In addition to the financial covenants contained in this Agreement regarding a minimum amount of New Vehicle Equity as set forth in the section hereof entitled MAINTAIN NEW VEHICLE EQUITY, it is understood and agreed that Dealer shall maintain Tangible Net Worth in at least the following minimum amounts:

                           TIME PERIOD                                  AMOUNT
                           ---------------------------------------------------
                           through 12/31/96                     $1,500,000.00
                           1/1/97 - 12/31/97                    $1,800,000.00
                           1/1/98 - 12/31/98                    $2,200,000.00
                           1/1/99 and thereafter                $2,500,000.00

For purposes of the foregoing, the term Tangible Net Worth shall mean, as of any applicable date of determination, the excess of (i) the net book value of all assets (other than patents, patent rights, trademarks, trade names, franchises, copyrights, licenses, goodwill, receivables from affiliated entities which include at a minimum the foregoing corporations, and similar intangible assets) after all appropriate deductions in accordance with GAAP (including, without limitation, reserves for doubtful receivables, obsolescence, depreciation and amortization) plus sixty-six percent (66%) of LIFO reserves, over (ii) all debt of such person. For purposes of the foregoing, the term "debt" shall mean, as of any applicable date of determination, all items of indebtedness, obligation or liability, whether matured or unmatured, liquidated or unliquidated, direct, absolute, joint or several, that should be classified as liabilities in accordance with GAAP, less any such debt that may be subordinated to the Bank pursuant to a written subordination agreement.

         51. JURY WAIVER. EACH PARTY ACKNOWLEDGES THAT THE RIGHT TO TRIAL BY JURY IS A CONSTITUTIONAL ONE, BUT THAT IT MAY BE WAIVED. EACH PARTY, AFTER CONSULTING (OR HAVING HAD THE OPPORTUNITY TO CONSULT) WITH COUNSEL OF THEIR CHOICE, KNOWINGLY AND VOLUNTARILY, AND FOR THEIR MUTUAL BENEFIT, WAIVES ANY RIGHT TO TRIAL BY JURY IN THE EVENT OF LITIGATION REGARDING THE PERFORMANCE OR ENFORCEMENT OF, OR IN ANY WAY RELATED TO, THIS AGREEMENT.

                         [SIGNATURES ON FOLLOWING PAGE]

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                                                        Page 25

IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

                             FIRST TEAM FORD, LTD., a Florida
                             limited partnership, by its sole
                             general partner:

                                 FIRST TEAM MANAGEMENT, INC., a Florida
                                 corporation

                                 By: __________________________________________
                                          John Lumpkin, as its Vice President
                                                 (CORPORATE SEAL)

                                 Date executed:  ______________, 1996

WITNESSES TO ABOVE SIGNATURE:

---------------------------

---------------------------
(PRINT NAME OF WITNESS ABOVE)


---------------------------

---------------------------
(PRINT NAME OF WITNESS ABOVE)

                                COMERICA BANK, a Michigan banking corporation

                                By: _______________________________________
                                         Joseph A. Moran
                                         As its Senior Vice President
                                             (CORPORATE SEAL)

                                Date Accepted in Detroit, Michigan and executed:
                                ___________, 1996

WITNESSES TO ABOVE SIGNATURE:

---------------------------

---------------------------

(PRINT NAME OF WITNESS ABOVE)

---------------------------

---------------------------
(PRINT NAME OF WITNESS ABOVE)

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                                                        Page 26

                                  MOTOR VEHICLE
                 FLOOR PLANNING AGREEMENT AND SECURITY AGREEMENT

Dealer:           FIRST TEAM FORD, LTD. dba Don Mealey's Seminole Ford

Bank:             Comerica Bank

Amount:           $10,000,000.00

Date:             April 1, 1996

--------------------------------------------------------------------------------

1.       Recitals.....................................................................  1


2.       Definitions..................................................................  1
         (a)      Collateral..........................................................  1
         (b)      Demonstrators.......................................................  1
         (c)      Default Rate........................................................  1
         (d)      Facility............................................................  2
         (e)      Facility Documents..................................................  2
         (f)      GAAP................................................................  2
         (g)      (intentionally deleted).............................................  2
         (h)      (intentionally deleted).............................................  2
         (i)      Indebtedness........................................................  2
         (j)      Legal Rate..........................................................  2

3.       Purpose......................................................................  2

4.       (intentionally deleted)......................................................  2

5.       Maximum Aggregate Advance....................................................  2

6.       Cancellation of Credit Facility; Demand......................................  3

7.       Promissory Note and Security Documents.......................................  3

8.       (intentionally deleted)......................................................  4

9.       Assignment by Dealer of Sales Proceeds.......................................  4

10.      Advances.....................................................................  4

11.      Required Payments By Dealer..................................................  5

12.      Inspection of Dealer by Bank.................................................  6

13.      Grant of Security Interest...................................................  6

14.      Use and Protection of Collateral.............................................  7

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                                                      Page i




15.      Demonstrators................................................................  7

16.      Prepayment...................................................................  8

17.      Dealer Financial Information................................................. 10
         (a)      Bank's Reliance..................................................... 10
         (b)      Annual Audited Financial Statements................................. 10
         (c)      Bank's Use of Information........................................... 10
         (d)      Tax Returns......................................................... 11
         (e)      Monthly Reporting - Required........................................ 11
                  (1)      Financial Reports.......................................... 11
                  (2)      Statement Submission Certificate, Including No Default
                           Certificate................................................ 11
                  (3)      Calculation of New Vehicle Equity.......................... 12

18.      (intentionally deleted)...................................................... 12

19.      Franchises, Licenses and Permits............................................. 12

20.      Notice of Material Adverse Change............................................ 12

21.      Compliance................................................................... 13

22.      Maintenance of Current Ownership............................................. 13

23.      Change of Current Officers................................................... 13

24.      Maintain New Vehicle Equity.................................................. 13

25.      Subchapter S Disallowance.................................................... 15

26.      Conditions to Closing........................................................ 15
         (a)      Documents Executed and Filed........................................ 15
         (b)      Certified Resolutions............................................... 15
         (c)      Certificate of Good Standing........................................ 16
         (d)      Certificate of Incumbency........................................... 16
         (e)      UCC Lien Search..................................................... 16
         (f)      Casualty Insurance.................................................. 16
         (g)      Opinion of Dealer's Counsel......................................... 16
         (h)      Approval of Bank Counsel............................................ 16
         (i)      Fictitious Name Filings............................................. 16
         (j)      Bank's Costs........................................................ 17

27.      Dealer's Representations and Warranties...................................... 17
         (a)      Existence and Power................................................. 17
         (b)      Authorization and Approvals......................................... 17
         (c)      Valid and Binding Agreement......................................... 17
         (d)      Actions, Suits or Proceedings....................................... 17
         (e)      No Liens, Pledges, Mortgages or Security Interests.................. 18

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                                                        Page ii



         (f)      Accounting Principles............................................... 18
         (g)      Financial Condition................................................. 18
         (h)      Taxes............................................................... 18
         (i)      Compliance with Laws................................................ 18
         (j)      Indebtedness........................................................ 18
         (k)      Misrepresentation................................................... 19

28.      Default; Remedies............................................................ 19
         (a)      Events of Default................................................... 19
                  (1)      Failure to Pay Monies Due.................................. 19
                  (2)      Misrepresentation.......................................... 19
                  (3)      Noncompliance.............................................. 19
                  (4)      Other Defaults............................................. 19
                  (5)      Business Suspension, Bankruptcy, Etc....................... 19
                  (6)      Change of Management or Ownership.......................... 19
                  (7)      Insolvency................................................. 20
                  (8)      Dissolution................................................ 20
                  (9)      Termination of Instruments................................. 20
         (b)      Interest Rate Upon Default.......................................... 20
         (c)      Remedies Upon Default............................................... 20
                  (1)      Non-Monetary Default....................................... 20
                  (2)      Monetary Default........................................... 20
                  (3)      Remedies Upon Uncured Default and Acceleration............. 21
                  (4)      Application of Proceeds After Default...................... 21
                  (5)      Cumulative Remedies........................................ 21

29.      Absolute Discretion.......................................................... 22

30.      Successors and Assigns....................................................... 22

31.      Choice of Law................................................................ 22

32.      No Waiver.................................................................... 22

33.      Savings Clause............................................................... 22

34.      Entire Agreement............................................................. 22

35.      Transactional Taxes.......................................................... 22

36.      Notices...................................................................... 22

37.      Acceptance................................................................... 23

38.      Further Acts and Assurances.................................................. 23

39.      Account Maintenance Charge................................................... 23

40.      Attorneys' Fees.............................................................. 23

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                                                         Page iii



41.      Insurance.................................................................... 23

42.      Taxes........................................................................ 24

43.      Survival of Warranties....................................................... 24

44.      Payments on Saturdays, etc................................................... 24

45.      Business Days................................................................ 24

46.      Binding Effect............................................................... 24

47.      Maintenance of Records....................................................... 24

48.      Interpretation............................................................... 24

49.      Arms Length; Ambiguities..................................................... 24

50.      Tangible Net Worth Covenant.................................................. 25

51.      JURY WAIVER.................................................................. 25


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                                                         Page iv